Exhibit 10.4

November 7, 2019

Dear Mr. Stokely,

Reference is made to that Stock Option Cancellation and Grant Agreement for Executive, dated August 20, 2019, between Ampio Pharmaceuticals, Inc. (the “Company”) and yourself (the “Agreement”).  Capitalized terms used herein and not defined shall have the meanings given them in the Agreement.

Whereas, the Agreement contained an administrative error in Section 6 (Vesting).

Now, therefore, in consideration of the mutual promises made by the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment

The table included in Section 6 (Vesting) is hereby amended and restated in its entirety as follows:

Date	Vested Percentage of Award
Grant Date	50%
July 31, 2020	50%

2. No Other Amendment.  Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

3. Governing Law.  This letter agreement will be governed by the laws of the State of Delaware without regard to conflicts of law principles.

If you are in agreement with the foregoing, please acknowledge by your signature below and return a signed copy of this letter to my attention.

Very truly yours,

AMPIO PHARMACEUTICALS, INC.

/s/ Michael Macaluso
Michael Macaluso, Chief Executive Officer

Acknowledged and Agreed:

/s/ Dan Stokely
Daniel Stokely